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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported)            June 25, 1995
                                                       ------------------------


                       NORTHWESTERN PUBLIC SERVICE COMPANY
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             (Exact name of registrant as specified in its charter)


          Delaware                      0-692                 46-0172280
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(State or other jurisdiction       (Commission File         (IRS Employer
  of incorporation)                  Number)                Identification No.)


                    33 Third St. SE
                    P O Box 1318
                    Huron, South Dakota                     57350-1318
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          (Address of principal executive officers)              (Zip Code)


Registrant's telephone number, including area code 605 352-8411
                                                   ----------------------------



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ITEM 5.  OTHER EVENTS.


       As previously reported, a subsidiary of registrant entered into an agreement on May 17, 1995 to acquire Synergy Group Incorporated ("Synergy"), a major propane distribution company. That subsidiary in turn has entered into an agreement, dated as of July 25, 1995, with Empire Energy Corporation ("Empire Energy"), to sell to Empire Energy 62 of the retail distribution outlets to be acquired from Synergy under the May 17, 1995 agreement. The agreement to sell to Empire Energy replaces an option to purchase the retail distribution outlets which previously had been granted to Empire Energy. The sale price for the outlets to be sold to Empire Energy is to be determined in accordance with a price formula, but currently is estimated to involve a cash payment to the selling subsidiary of approximately $40 million. The closing of the sale to Empire Energy is subject to the completion of the acquisition of Synergy and various other conditions.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (c)  Exhibits.    The following exhibits are filed with this report:

            Exhibit 2. Asset Purchase Agreement dated as of July 25, 1995 by and between SYN Inc. and Empire Energy Corporation.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NORTHWESTERN PUBLIC SERVICE COMPANY



                                   By   /s/ Rogene A. Thaden
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                                        Rogene A. Thaden
                                        Treasurer



                                   By   /s/ Alan D. Dietrich
                                      -----------------------------------------
                                        Alan D. Dietrich
                                        Vice President - Corporate Services
                                          & Corporate Secretary

Date: June 27, 1995